Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2020 Fourth Quarter and Fiscal Year 2020 Results
Fiscal Year 2020 Total Revenues of $1,104.1M, up 28% Year-over-year;
Q4 Total Revenues of $311.5M, up 34% Year-over-year

Fiscal Year 2020 Subscription Services Revenues of $896.3M, up 29% Year-over-year;
Q4 Subscription Services Revenues of $254.1M, up 33% Year-over-year

PLEASANTON, CA - March 3, 2020 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal fourth quarter ended January 31, 2020. All results in the current period and guidance reflect the impact from our recently acquired businesses.
“The past year was an exceptional one for Veeva. We focused on customer success and accelerated our pace of innovation in established and new markets,” said CEO Peter Gassner. “We have set ourselves up well from a product, operating model, and team perspective to execute on the major opportunities ahead.”
Fiscal 2020 Fourth Quarter Results:

•
Revenues: Total revenues for the fourth quarter were $311.5 million, up from $232.3 million one year ago, an increase of 34% year-over-year. Subscription services revenues for the fourth quarter were $254.1 million, up from $190.7 million one year ago, an increase of 33% year-over-year.

•
Operating Income and Non-GAAP Operating Income(1): Fourth quarter operating income was $60.4 million, compared to $63.0 million one year ago, a decrease of 4% year-over-year. Non-GAAP operating income for the fourth quarter was $103.4 million, compared to $84.4 million one year ago, an increase of 22% year-over-year.

•
Net Income and Non-GAAP Net Income(1): Fourth quarter net income was $66.2 million, compared to $71.2 million one year ago, a decrease of 7% year-over-year. Non-GAAP net income for the fourth quarter was $85.5 million, compared to $71.2 million one year ago, an increase of 20% year-over-year.

•
Net Income per Share and Non-GAAP Net Income per Share(1): For the fourth quarter, fully diluted net income per share was $0.42, compared to $0.45 one year ago, while non-GAAP fully diluted net income per share was $0.54, compared to $0.45 one year ago.

Fiscal Year 2020 Results:

•
Revenues: Total revenues for the fiscal year ended January 31, 2020 were $1,104.1 million, up from $862.2 million one year ago, an increase of 28% year-over-year. Subscription services revenues were $896.3 million, up from $694.5 million one year ago, an increase of 29% year-over-year.

•
Operating Income and Non-GAAP Operating Income(1): Fiscal year 2020 operating income was $286.2 million, compared to $222.9 million one year ago, an increase of 28% year-over-year. Non-GAAP operating income for the fiscal year 2020 was $412.2 million, compared to $306.6 million one year ago, an increase of 34% year-over-year.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

•
Net Income and Non-GAAP Net Income(1): Fiscal year 2020 net income was $301.1 million, compared to $229.8 million one year ago, an increase of 31% year-over-year. Non-GAAP net income for fiscal year 2020 was $347.4 million, compared to $254.7 million one year ago, an increase of 36% year-over-year.

•
Net Income per Share and Non-GAAP Net Income per Share(1): For fiscal year 2020, fully diluted net income per share was $1.90, compared to $1.47 one year ago, while non-GAAP fully diluted net income per share was $2.19, compared to $1.63 one year ago.

“Q4 capped off a year of consistent outperformance driven by strong execution in Commercial Cloud and Vault,” said CFO Tim Cabral. “Our leadership is fueled by a track record of identifying and bringing great cloud solutions to large, underserved markets and a relentless focus on customer success.”
Recent Highlights:

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Customer Success and Product Excellence Drive Customer Growth and Expansion — Subscription revenue retention was 121% for the year(2) and customer count grew to 861, up from 719 the year prior. Veeva Commercial Cloud grew to 390 customers, up from 335, as Veeva continued to expand its leadership position. Veeva Vault ended the year with 715 customers, having established new relationships with 141 companies that are just starting with their first Vault product(3).

•
Record Quarter and Year for Veeva Commercial Cloud — Veeva extended its leadership in commercial, expanding market share and adding new products and capabilities in the year. Veeva Commercial Cloud and Veeva CRM bookings increased over last year and the pace of new CRM customer wins also accelerated as the company added 53 new customers. Q4 marked the company’s largest commercial SMB win to date, a seven-figure deal to expand CRM and add five Commercial Cloud applications.

•
Veeva Vault Strength Fuels Long-term Opportunity — Veeva Vault Platform is proving to be a unique and powerful asset, enabling rapid innovation and expansion in new and existing markets. The company introduced Veeva Vault Safety in the year and now has 14 early adopters. Continued innovation also fueled momentum in Vault CDMS, which has supported more than 60 clinical studies to date. Overall, Vault showed strength across all markets in the quarter and year. For example, Veeva Vault RIM exited the year with more than 200 customers and had its best quarter ever with enterprise wins at a top 20 and a top 50 pharma.

Financial Outlook:
Veeva is providing guidance for its fiscal first quarter ending April 30, 2020 as follows:

•	Total revenues between $327 and $328 million.

•	Non-GAAP operating income between $117 and $118 million(4).

•	Non-GAAP fully diluted net income per share between $0.59 and $0.60(4).
Veeva is providing guidance for its fiscal year ending January 31, 2021 as follows:

•	Total revenues between $1,400 and $1,405 million.

•	Non-GAAP operating income of roughly $500 million(4).

•	Non-GAAP fully diluted net income per share of about $2.50(4).

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	2

Conference Call Information:

What:	Veeva’s Fiscal 2020 Fourth Quarter and Full Year Results Conference Call
When:	Tuesday, March 3, 2020
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-833-235-5654, domestic
1-647-689-4160, international
Conference ID 477 5017
Webcast:	ir.veeva.com

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	3

___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) We calculate our annual subscription services revenue retention rate for a particular fiscal year by dividing (i) annualized subscription revenue as of the last day of that fiscal year from those customers that were also customers as of the last day of the prior fiscal year by (ii) the annualized subscription revenue from all customers as of the last day of the prior fiscal year. Annualized subscription revenue is calculated by multiplying the daily subscription revenue recognized on the last day of the fiscal year by 365. This calculation includes the impact on our revenues from customer non-renewals, deployments of additional users or decreases in users, deployments of additional solutions or discontinued use of solutions by our customers, and price changes for our solutions.
(3) The combined customer counts for Veeva Commercial Cloud and Veeva Vault exceed the total customer count in each year because some customers subscribe to products in both areas. Veeva Commercial Cloud customers are those customers that have at least one of the following products: Veeva CRM, Veeva CLM, Veeva CRM Approved Email, Veeva CRM Engage, Veeva Align, Veeva CRM Events Management, Veeva Nitro, Veeva Andi, Veeva OpenData, Veeva Oncology Link, and Veeva Network Customer Master. Veeva Vault customers are those customers that have at least one Vault product. Note that net new customers from Crossix and Physicians World are included in Veeva Commercial Cloud.
(4) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first fiscal quarter ending April 30, 2020 or fiscal year ending January 31, 2021 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	4

About Veeva Systems
Veeva Systems Inc. is the leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 850 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) breaches in our security measures or unauthorized access to our customers’ data; (ii) our expectation that the future growth rate of our revenues will decline; (iii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) our ability to integrate Crossix Systems Inc. and Physicians World LLC into our business and achieve the expected benefits of the acquisitions; (vii) loss of one or more customers, particularly any of our large customers; (viii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (ix) our ability to attract and retain highly skilled employees and manage our growth effectively; (x) failure to sustain the level of profitability we have achieved in the past as our costs increase; (xi) adverse changes in the life sciences industry, including as a result of customer mergers; (xii) adverse changes in economic, regulatory, or market conditions, including with respect to natural disasters or actual or threatened public health emergencies; (xiii) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; and (xiv) pending, threatened, or future legal proceedings and related expenses.
Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended October 31, 2019. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.
###
Investor Relations Contact:
Rick Lund
Veeva Systems Inc.
925-271-9816
ir@veeva.com
Media Contact:
Roger Villareal
Veeva Systems Inc.
925-264-8885
pr@veeva.com

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2020	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$476,733	$550,971
Short-term investments	610,015	539,190
Accounts receivable, net	389,690	303,465
Unbilled accounts receivable	32,817	18,122
Prepaid expenses and other current assets	21,869	21,666
Total current assets	1,531,124	1,433,414
Property and equipment, net(5)	54,752	54,966
Deferred costs, net	35,585	30,869
Lease right-of-use assets(5)	49,132	—
Goodwill	438,529	95,804
Intangible assets, net	134,601	24,521
Deferred income taxes, noncurrent	11,870	5,938
Other long-term assets	16,184	8,254
Total assets	$2,271,777	$1,653,766

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,420	$9,110
Accrued compensation and benefits	25,619	15,324
Accrued expenses and other current liabilities	21,620	16,145
Income tax payable	5,613	4,086
Deferred revenue	468,887	356,357
Lease liabilities(5)	10,013	—
Total current liabilities	551,172	401,022
Deferred income taxes, noncurrent	2,417	6,095
Lease liabilities, noncurrent(5)	44,815	—
Other long-term liabilities	7,779	8,900
Total liabilities	606,183	416,017
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	745,475	617,623
Accumulated other comprehensive income	460	928
Retained earnings(5)	919,658	619,197
Total stockholders’ equity	1,665,594	1,237,749
Total liabilities and stockholders’ equity	$2,271,777	$1,653,766
_______________________
(5) The Company adopted ASU 2016-02, “Leases” (Topic 842) using the modified retrospective method as of February 1, 2019 and elected the transition option that allows the Company not to restate the comparative periods in their financial statements in the year of adoption.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2020	2019	2020	2019
Revenues:
Subscription services	$254,107	$190,658	$896,294	$694,467
Professional services and other	57,401	41,665	207,787	167,743
Total revenues	311,508	232,323	1,104,081	862,210
Cost of revenues(6):
Cost of subscription services	42,506	29,615	136,328	117,009
Cost of professional services and other	51,813	34,911	167,041	128,272
Total cost of revenues	94,319	64,526	303,369	245,281
Gross profit	217,189	167,797	800,712	616,929
Operating expenses(6):
Research and development	61,201	42,759	209,895	158,783
Sales and marketing	59,369	38,561	190,331	148,867
General and administrative	36,225	23,479	114,267	86,413
Total operating expenses	156,795	104,799	514,493	394,063
Operating income	60,394	62,998	286,219	222,866
Other income, net	4,844	5,690	27,478	15,777
Income before income taxes	65,238	68,688	313,697	238,643
Provision for income taxes	(944)	(2,463)	12,579	8,811
Net income	$66,182	$71,151	$301,118	$229,832

Net income per share:
Basic	$0.44	$0.49	$2.03	$1.59
Diluted	$0.42	$0.45	$1.90	$1.47

Weighted-average shares used to compute net income per share:
Basic	148,773	145,667	147,796	144,244
Diluted	158,792	156,935	158,296	156,117
Other comprehensive income:
Net change in unrealized gains on available-for- sale investments	$212	$714	$2,388	$1,409
Net change in cumulative foreign currency translation loss	74	1,453	(2,857)	(2,081)
Comprehensive income	$66,468	$73,318	$300,649	$229,160
_______________________ (6) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,110	$387	$2,638	$1,553
Cost of professional services and other	5,257	2,808	17,518	10,575
Research and development	11,269	5,856	37,001	22,138
Sales and marketing	8,330	4,638	27,537	18,381
General and administrative	11,493	6,089	31,212	23,778
Total stock-based compensation	$37,459	$19,778	$115,906	$76,425

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	7

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net income	$66,182	$71,151	$301,118	$229,832
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,183	3,954	27,825	14,071
Accretion of discount on short-term investments	(278)	(1,051)	(3,274)	(2,431)
Stock-based compensation	37,459	19,778	115,906	76,425
Amortization of deferred costs	5,997	4,681	20,521	18,378
Deferred income taxes	(8,434)	(10,733)	(6,663)	(8,091)
(Gain) loss on foreign currency from mark-to-market derivative	(8)	5	(120)	(177)
Bad debt expense (recovery)	286	(64)	244	198
Changes in operating assets and liabilities:
Accounts receivable	(242,164)	(213,348)	(55,531)	(78,995)
Unbilled accounts receivable	(1,778)	1,867	(14,555)	(4,774)
Deferred costs	(11,709)	(7,515)	(25,237)	(18,941)
Income taxes payable	(3,727)	112	1,131	637
Other current and long-term assets	(4,213)	(1,035)	(2,700)	(10,562)
Accounts payable	1,597	(1,698)	2,813	1,822
Accrued expenses and other current liabilities	(15,461)	4,661	(15,230)	963
Deferred revenue	203,390	160,032	97,753	89,416
Lease liabilities	(2,337)	—	(7,480)	—
Other long-term liabilities	3,124	1,436	854	3,056
Net cash provided by operating activities	39,109	31,873	437,375	310,827
Cash flows from investing activities
Purchases of short-term investments	(123,734)	(137,309)	(752,518)	(726,379)
Maturities and sales of short-term investments	116,693	184,382	688,091	632,329
Property and equipment	54	(2,882)	(3,113)	(8,440)
Acquisitions, net of cash and restricted cash acquired	(448,162)	—	(448,162)	—
Capitalized internal-use software development costs	(147)	(370)	(1,208)	(1,379)
Net cash provided by (used in) investing activities	(455,296)	43,821	(516,910)	(103,869)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	(255)	—	(984)	—
Proceeds from exercise of common stock options	2,376	6,182	10,994	25,910
Net cash provided by financing activities	2,121	6,182	10,010	25,910
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	75	1,453	(2,856)	(2,077)
Net change in cash, cash equivalents, and restricted cash	(413,991)	83,329	(72,381)	230,791
Cash, cash equivalents, and restricted cash at beginning of period	893,788	468,849	552,178	321,387
Cash, cash equivalents, and restricted cash at end of period	$479,797	$552,178	$479,797	$552,178

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	8

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

•
Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•
Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.

•
Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.

•
Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	9

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Beginning with the fiscal quarter ended April 30, 2019, Veeva no longer excludes the effects of capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses in its non-GAAP financial measures. Prior periods have been adjusted to reflect this change, and the effect of this change is not material for any period previously presented.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	10

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended January 31,		Fiscal year ended January 31,
	2020	2019	2020	2019
Cost of subscription services revenues on a GAAP basis	$42,506	$29,615	$136,328	$117,009
Stock-based compensation expense	(1,110)	(387)	(2,638)	(1,553)
Amortization of purchased intangibles	(1,864)	(690)	(3,907)	(3,087)
Cost of subscription services revenues on a non-GAAP basis	$39,532	$28,538	$129,783	$112,369

Gross margin on subscription services revenues on a GAAP basis	83.3%	84.5%	84.8%	83.2%
Stock-based compensation expense	0.4	0.2	0.3	0.2
Amortization of purchased intangibles	0.7	0.3	0.4	0.4
Gross margin on subscription services revenues on a non-GAAP basis	84.4%	85.0%	85.5%	83.8%

Cost of professional services and other revenues on a GAAP basis	$51,813	$34,911	$167,041	$128,272
Stock-based compensation expense	(5,257)	(2,808)	(17,518)	(10,575)
Amortization of purchased intangibles	(129)	—	(129)	—
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	(14)
Cost of professional services and other revenues on a non-GAAP basis	$46,427	$32,103	$149,394	$117,683

Gross margin on professional services and other revenues on a GAAP basis	9.7%	16.2%	19.6%	23.5%
Stock-based compensation expense	9.4	6.7	8.5	6.3
Gross margin on professional services and other revenues on a non-GAAP basis	19.1%	22.9%	28.1%	29.8%

Gross profit on a GAAP basis	$217,189	$167,797	$800,712	$616,929
Stock-based compensation expense	6,367	3,195	20,156	12,128
Amortization of purchased intangibles	1,993	690	4,036	3,087
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	14
Gross profit on a non-GAAP basis	$225,549	$171,682	$824,904	$632,158

Gross margin on total revenues on a GAAP basis	69.7%	72.2%	72.5%	71.6%
Stock-based compensation expense	2.0	1.4	1.8	1.4
Amortization of purchased intangibles	0.7	0.3	0.4	0.3
Gross margin on total revenues on a non-GAAP basis	72.4%	73.9%	74.7%	73.3%

Research and development expense on a GAAP basis	$61,201	$42,759	$209,895	$158,783
Stock-based compensation expense	(11,269)	(5,856)	(37,001)	(22,138)
Amortization of purchased intangibles	(29)	—	(29)	—
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	(289)
Research and development expense on a non-GAAP basis	$49,903	$36,903	$172,865	$136,356

Sales and marketing expense on a GAAP basis	$59,369	$38,561	$190,331	$148,867
Stock-based compensation expense	(8,330)	(4,638)	(27,537)	(18,381)
Amortization of purchased intangibles	(3,468)	(977)	(5,998)	(3,878)
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	(40)
Sales and marketing expense on a non-GAAP basis	$47,571	$32,946	$156,796	$126,568

General and administrative expense on a GAAP basis	$36,225	$23,479	$114,267	$86,413
Stock-based compensation expense	(11,493)	(6,089)	(31,212)	(23,778)
Amortization of purchased intangibles	(57)	—	(57)	—
General and administrative expense on a non-GAAP basis	$24,675	$17,390	$82,998	$62,635

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	11

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2020	2019	2020	2019
Operating expense on a GAAP basis	$156,795	$104,799	$514,493	$394,063
Stock-based compensation expense	(31,092)	(16,583)	(95,750)	(64,297)
Amortization of purchased intangibles	(3,554)	(977)	(6,084)	(3,878)
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	(329)
Operating expense on a non-GAAP basis	$122,149	$87,239	$412,659	$325,559

Operating income on a GAAP basis	$60,394	$62,998	$286,219	$222,866
Stock-based compensation expense	37,459	19,778	115,906	76,425
Amortization of purchased intangibles	5,547	1,667	10,120	6,965
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	343
Operating income on a non-GAAP basis	$103,400	$84,443	$412,245	$306,599

Operating margin on a GAAP basis	19.4%	27.1%	25.9%	25.8%
Stock-based compensation expense	12.0	8.5	10.5	8.9
Amortization of purchased intangibles	1.8	0.7	0.9	0.9
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Operating margin on a non-GAAP basis	33.2%	36.3%	37.3%	35.6%

Net income on a GAAP basis	$66,182	$71,151	$301,118	$229,832
Stock-based compensation expense	37,459	19,778	115,906	76,425
Amortization of purchased intangibles	5,547	1,667	10,120	6,965
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	343
Income tax effect on non-GAAP adjustments(1)	(23,675)	(21,391)	(79,763)	(58,888)
Net income on a non-GAAP basis	$85,513	$71,205	$347,381	$254,677

Diluted net income per share on a GAAP basis	$0.42	$0.45	$1.90	$1.47
Stock-based compensation expense	0.24	0.13	0.73	0.49
Amortization of purchased intangibles	0.03	0.01	0.06	0.05
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Income tax effect on non-GAAP adjustments(1)	(0.15)	(0.14)	(0.50)	(0.38)
Diluted net income per share on a non-GAAP basis	$0.54	$0.45	$2.19	$1.63
________________________

(1)	For the three months and years ended January 31, 2020 and 2019, management used an estimated annual effective non-GAAP tax rate of 21.0%.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	12